UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 23, 2004
(Date of Earliest Event Reported)

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO
(State or Other Jurisdiction of Incorporation)

2-17039	84-0467208
(Commission File Number)	(I.R.S. Employer Identification Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

[ ] Written communications pursuant to Rule 415 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 - Other Events

Effective August 23, 2004, National Western Life Insurance Company (the "Company") entered into an agreement to settle a lawsuit concerning an investment made by the Company more than ten years ago. The investment was sold in 1997. As the result of this settlement, the Company received $2.2 million, which will be included in the Company's revenues and pre-tax earnings for the quarter ending September 30, 2004; the lawsuit will be dismissed with prejudice. The lawsuit has been pending for several years, and the costs incurred by the Company in prosecuting the lawsuit have previously been included in the Company's financial statements as such costs were incurred under the category "other operating expenses".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: September 1, 2004	/S/ Brian M. Pribyl

Name: Brian M. Pribyl
Title: Senior Vice President
Chief Financial & Administrative Officer and Treasurer